                                                                      EXHIBIT 21

                         SUBSIDIARIES OF UNITRIN, INC.
                         -----------------------------


Subsidiaries of Unitrin, Inc., with their states of incorporation in parentheses, are as follows:


     1.  Alpha Property & Casualty Insurance Company (Wisconsin)
     2.  Charter General Agency, Inc. (Texas)
     3.  Charter Group, Inc. (Texas)
     4.  Charter Indemnity Company (Texas)
     5.  Clayton Reinsurance Ltd. (Bermuda)
     6.  Clayton Reinsurance Ltd. (Missouri)
     7.  Family Security Funerals Company (Texas)
     8.  Financial Indemnity Company (California)
     9.  Fireside Mortgage Loans (California)
     10. Fireside Securities Corporation (California)
     11. Fireside Thrift Co. (California)
     12. Milwaukee Casualty Insurance Co. (Wisconsin)
     13. Milwaukee Insurance Group, Inc. (Wisconsin)
     14. Milwaukee Safeguard Insurance Company (Wisconsin)
     15. Mountain Valley Indemnity Company (New Hampshire)
     16. NationalCare Insurance Company (Oklahoma)
     17. NCM Management Corporation (Delaware)
     18. The Pyramid Life Insurance Company (Kansas)
     19. The Reliable Life Insurance Company (Missouri)
     20. The Reliable Life Insurance Company of Texas (Texas)
     21. Reserve National Insurance Company (Oklahoma)
     22. Security National Insurance Company (Texas)
     23. Southern States Finance Corporation (Louisiana)
     24. Southern States General Agency, Inc. (Louisiana)
     25. Trinity Lloyd's Corporation (Texas)
     26. Trinity Universal Insurance Company (Texas)
     27. Trinity Universal Insurance Company of Kansas, Inc. (Kansas)
     28. Union Automobile Indemnity Company (Illinois)
     29. Union National Fire Insurance Company (Louisiana)
     30. Union National Life Insurance Company (Louisiana)
     31. United Casualty Insurance Company of America (Pennsylvania)
     32. United Insurance Company of America (Illinois)
     33. United Lloyd's Corporation (Texas)
     34. Unitrin Services Company (Illinois)
     35. Valley Group, Inc. (Oregon)
     36. Valley Insurance Company (California)
     37. Valley Pacific, Inc. (Oregon)
     38. Valley Property & Casualty Insurance Company (Oregon)

                                      19